                                                                Exhibit 3.1(b)


                                                        FEDERAL IDENTIFICATION
                                                        NO. __________________


                      The Commonwealth of Massachusetts
                            William Francis Galvin
                        Secretary of the Commonwealth
            One Ashburton Place, Boston, Massachusetts 02108-1512

                            ARTICLES OF AMENDMENT
                  (General Laws, Chapter 156B, Section 72)


We,            John L. Champion                              , *Vice President
    --------------------------------------------------------

and            Bradley M. Shron                              , *Clerk
    --------------------------------------------------------

of             Atlantic Preferred Capital Corporation
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                           (Exact name of corporation)

located at     101 Summer Street, Boston, MA 02110
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                     (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                       1
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           (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on
   March 8    , 2001   , by vote of:
-------------     ----

 100  shares of         Common Stock           of  100 shares outstanding,
-----           ------------------------------    -----
                (type, class & series, if any)

      shares of                                of      shares outstanding, and
-----           ------------------------------    -----
                (type, class & series, if any)

      shares of                                of      shares outstanding,
-----           ------------------------------    -----
                (type, class & series, if any)


(1)** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/






*Delete the inapplicable words            **Delete the inapplicable clause
(1) For amendments adopted pursuant to Chapter 156B, Section 70
(2) For amendments adopted pursuant to Chapter 156B, Section 71
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8-1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To CHANGE the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total PRESENTLY authorized is:

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WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
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TYPE        NUMBER OF SHARES         TYPE      NUMBER OF SHARES     PAR VALUE
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Common                               Common
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Preferred                            Preferred
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CHANGE the total authorized to:

------------------------------------------------------------------------------
WITHOUT PAR VALUE STOCKS                   WITH PAR VALUE STOCKS
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TYPE        NUMBER OF SHARES         TYPE      NUMBER OF SHARES     PAR VALUE
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Common                               Common
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Preferred                            Preferred
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


To Amend Article I as follows:

     Article I
     The name of the corporation is:
     Capital Crossing Preferred Corporation








The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a LATER effective date not more than THIRTY DAYS after such filing, in which event the amendment will become effective on such later date.

Later effective date: _______________________________.


SIGNED UNDER THE PENALTIES OF PERJURY, this 9th day of March, 2001.
                                            ---        ------   --

           /s/ John L. Champion,                    *Vice President
-------------------------------------------------
               John L. Champion

           /s/ Bradley M. Shron,                    *Clerk
-------------------------------------------------
               Bradley M. Shron

*DELETE THE INAPPLICABLE WORDS.

                         THE COMMONWEALTH OF MASSACHUSETTS


                                ARTICLES OF AMENDMENT
                      (GENERAL LAWS, CHAPTER 156B, SECTION 72)


==============================================================================


I hereby approve the within Articles of Amendment and, the filing fee in the amount of $_______ having been paid, said articles are deemed to have been filed with me this ___________ day of ______________________ 20__.



EFFECTIVE DATE ____________________________________________



                                 WILLIAM FRANCIS GALVIN
                             SECRETARY OF THE COMMONWEALTH






                              TO BE FILLED IN BY CORPORATION
                           PHOTOCOPY OF DOCUMENT TO BE SENT TO:


                      Anthony Wilson
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                      Goodwin Procter LLP
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                      53 State Street, Boston, MA 02109
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                      (617) 570-1263
Telephone: -------------------------------------------------------------------